SEPARATION AND CONSULTING AGREEMENT
                       -----------------------------------

This SEPARATION AND CONSULTING AGREEMENT (this "Agreement") is entered into by and between CONTINENTAL INFORMATION SYSTEMS CORPORATION ("Company") and JONAH MEER ("Executive"), as of the 15th day of August 2003 (the "Execution Date").


                                    RECITALS
                                    --------

     WHEREAS, until the date hereof, Executive was a member of the Boards of Directors and the Chief Executive Officer and Chief Financial Officer of the Company and certain of its subsidiaries; and

     WHEREAS, the Company is winding down many of its operations and Executive will resign from his position as an officer and director of the Company and its subsidiaries in order to allow Executive to pursue other business opportunities; and

     WHEREAS, Executive has agreed to assist the Company in winding down these businesses which will no longer operate and in maximizing the recovery on its assets to the benefit of the Company and its shareholders; and

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    AGREEMENT
                                    ---------

     1.  Termination of  Employment.
         -------------------------- The parties agree that effective on August 15, 2003, Executive's employment with Company and its subsidiaries is terminated, and Executive resigns his positions as director and officer of the Company and its subsidiaries.

     2.  Consulting  Period.
         ------------------   From August 15, 2003 through  August 15, 2005 (the
initial "Consulting Period"), Executive shall consult with and assist the Company with respect to any matters Company may reasonably request, including the on-going maximization of recovery on all of the Company's assets, management of its litigation, Federal and State tax issues and liquidation of its liabilities. The Consulting Period shall be automatically extended for successive periods unless notice of non-renewal is given in writing by either party at least 90 days before the expiration of the then existing Consulting Period. Company acknowledges that Executive may be employed in a position with another Company during the Consulting Period or pursue any other business opportunities of Executive's choosing, but Executive shall remain reasonably available to assist Company during the Consulting Period.

     3.  Compensation.
         ------------   In consideration of Executive  assisting  Company as set
forth in Paragraph 2 above, the Company agrees to compensate the Executive as follows:


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


         (a) The Company shall pay the Executive $15,000 per month as a consulting fee.

         (b) The Executive shall be permitted to participate in a manner as heretofore in all medical, dental, life and disability insurance benefit plans applicable to officers of the Company and shall receive a quarterly bonus as determined by the Company but not less than $5,000 per calendar quarter.

         (c) The Executive shall be permitted to participate in a manner as heretofore in all employee retirement benefit plans (401(k)/Profit Sharing) applicable to the officers of the Company.

         (d) The Company will continue to reimburse the Executive for all meals, travel and other business expenses incurred by the Executive in connection with the Company's business affairs in accordance with past practice.

         (e) All payments made to the Executive pursuant to this Agreement shall be net of all required federal, state and local withholdings for taxes and similar charges and by all contributions or payments, if any, required to be made by the Executive in connection with any Company employment benefit plan in which he participates.

     4.  Termination by the Company.
         --------------------------

         (a) For Cause.
             --------- The Company may terminate the Executive's consulting at any time upon written notice to the Execution for "Cause", which shall be defined as occurrence of any of the following:

             (i) the Executive's conviction or entrance of a plea of guilty or no contest to a felony; or

             (ii) the Executive's commission of any willful misconduct with respect to the Company's business or material properties, which constitutes an act of material fraud, embezzlement, misappropriation or theft.

         (b) Upon Death or Disability.
             ------------------------ This Agreement shall automatically terminate upon the death of Executive and may be terminated by the Company upon the disability of Executive the result of which prevents Executive from carrying out his assigned duties for any cumulative period of more than one hundred and eighty (180) days during any three hundred sixty-five (365) day period ("Disability"). Termination by reason of Executive's Disability shall be effective upon notice to the Executive from the Company.

     5.  Termination by the Executive.
         ----------------------------

         (a) Resignation.
             -----------   Notwithstanding   any   other   provisions   of  this
Agreement,  the Executive shall have the right to resign at any time upon thirty
(30) days' prior written notice to the Company.


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


         (b) For Good Reason.
             ---------------   The Executive  may  terminate  this Agreement  by
written notice to the Company upon the occurrence of any of the following (each constituting "Good Reason"):

             (i)   a material breach of this Agreement by the Company;

             (ii) a diminution of the responsibilities, or reporting hierarchy, or scope of authority of Executive, during the term of this Agreement; or

             (iii) the Company shall attempt to terminate this Agreement for any reason other than for Cause, non-renewal or the death or Disability of the Executive.

         (c) Change of Control.
             -----------------   The Executive shall have the right to terminate
this Agreement upon the occurrence of a "Change of Control" of the Company, which shall include the occurrence of any of the following events:

             (i) the sale, lease, transfer or other disposition, in one or a series of transactions, of all or substantially all of the assets of the Company to any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended),

             (ii) any such "person" or "group" shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of shares of Stock of the Company or of any parent corporation of the Company that, directly or indirectly, entitles the holder thereof to control more than ten percent (10%) of all voting rights with respect to all shares of Stock of the Company;

             (iii) the approval by the stockholders of the Company of, or consummation of, a merger, reorganization, consolidation, exchange of shares, recapitalization, restructuring or other business combination in which the Company is not the surviving entity;

             (iv) any entity or person or two or more entities or persons acting in concert shall acquire beneficial ownership, directly or indirectly, of, or shall acquire by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the right to elect a majority of the Board of Directors of the Company, or the current Board of Directors of the Company shall no longer constitute a majority of the Board of Directors (unless the Executive shall consent thereto); or

             (v) any transaction that results in the stock of the Company no longer being required to be registered under Section 12 of the Exchange Act.

     6.  Effect of Termination on Compensation.
         -------------------------------------

         (a) Termination for Cause; Resignation; Non-Renewal by Executive. ------------------------------------------------------------ In
the event that Executive's consulting with the Company is terminated by the Company for Cause, or by the Executive upon his resignation or non-renewal, the Executive shall be entitled to receive his consulting payments and benefits accrued through the date of termination or resignation.


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


         (b) Death.
             ----- In the event that the Executive's consulting with the Company terminates upon his death, the Executive's annual consulting payment and benefits shall continue to be paid to his estate for twenty-four (24) months after the date of his death.

         (c) Disability.
             ---------- In the event that the Executive's employment with the Company terminates upon his Disability, the Executive will continue to be paid his annual consulting payment for twenty-four (24) months after the effective date of termination, after which time the Executive shall be entitled to receive benefits for so long as permitted under the Company's long-term disability insurance policy. The Executive shall continue to participate in the Company's health insurance plans as prior to the Disability, or may elect to receive such insurance benefits under COBRA, (in which case the Company shall reimburse the Executive for an amount equal to the premiums payable for such health insurance by the Executive under COBRA minus any amount that the Executive may have contributed for such health insurance immediately prior to such Disability).

         (d) Company's Non-Renewal.
             --------------------- In the event the Executive's consulting with the Company is terminated by the Company for reason of non-renewal of the consulting term, the Executive shall be entitled to continue to receive his Annual Salary (and any incentive compensation accrued through the termination date) for a period of twelve (12) months from the effective termination date.

         (e) Good Reason or Change of Control.
             --------------------------------   In  the  event  the  Executive's
employment with the Company is terminated by the Executive for Good Reason or by reason of a Change of Control, the Executive shall be entitled to receive, in one payment made on or prior to the effective termination date, a sum equal to the greater of (i) his annual consulting payment multiplied by two (2), or (ii) the aggregate balance of his annual consulting payments that would have been made through the end of the then-current term of this Agreement. The Company agrees that the payment to be made to the Executive under this Section 5(e) shall not preclude the Executive from asserting any other claims, or exercising any other rights he may have hereunder, at law or in equity, relating to the circumstances of such termination of employment.

         (f) No Mitigation.
             ------------- The Company agrees that no payments to be made to the Executive under this Section 5 shall be reduced as a result of any compensation the Executive may receive through employment with a third party or any other source, and the Executive shall have no obligation to mitigate any payment amount due hereunder by seeking other employment or otherwise.

         (g) Conflicts.
             ---------   In  the  event of any  conflict  between  the  terms of
the policies and programs of the Company as at any time in effect and this Agreement, the provisions of this Agreement shall control.

     7.  General Release of Claims by Executive.
         --------------------------------------   As a  material  inducement  to
Company to enter into this Agreement, Executive, for himself and his heirs, executors, legal representatives and assigns, as a knowing and voluntary act, hereby forever releases and discharges Company and Company's current, former and future officers, directors, shareholders, employees, trustees, agents, insurers, attorneys, predecessors, successors, affiliates, related companies, parent companies, subsidiaries, divisions and assigns and all persons acting by, through, under or in concert with any of these (the Company and all of the foregoing persons and entities are hereinafter referred to separately and collectively, as the "Releasees") from, and covenants not to sue the Releasees; as follows:


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


a. Executive, on behalf of himself, his heirs, executors, administrators, legal representatives, and assigns, releases and forever discharges the Releasees from any and all claims, complaints, allegations, demands, actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extends, and executions or causes of action of any kind whatsoever, whether at law, admiralty, or in equity, direct or indirect, known or unknown, in tort, contract, by statute or any other basis for relief, compensatory, punitive, liquidated or other damages, expenses (including attorneys' fees), reimbursements or costs of any kinds ("Claims") which he ever had, now has, or hereafter can, shall or may have or assert against Releasees, for any matter, cause or thing which may have occurred on or before the date of the execution of this General Release.

b.   This General Release specifically includes, but is not limited to:

     (i) any and all Claims for wages and benefits (including without limitation salary, stock, commissions, bonuses, severance pay, health and welfare benefits, vacation pay and any other fringe-type benefits), provided, however, that nothing herein shall affect Executive's vested rights in any 401K plan maintained by the Company;

     (ii) any and all Claims for wrongful discharge, breach of contract (whether written or oral, express or implied) including but not limited to promissory or equitable estoppel and implied covenants of good faith and fair dealing;

     (iii) any and all Claims for alleged employment discrimination, harassment or retaliation on the basis of age, race, color, religion, sex (including sexual harassment), sexual orientation, pregnancy, ancestry, national origin, veteran status, disability, handicap and/ or any other protected basis, in violation of any federal, state or local statute, ordinance, judicial precedent or executive order, including but not limited to claims for discrimination under the following statutes: Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1966, the Civil Rights Act of 1991, the New York Human Rights Law, as amended, the New York Equal Rights Law, the Family and Medical Leave Act, the Immigration Reform and Control Act, the Age Discrimination in Employment Act, as amended, the Older Workers Benefit Protection Act, the Rehabilitation Act of 1973, as amended, the Rehabilitation Act of 1973, as amended, the Americans with Disabilities Act, the New York Rights of Persons with Disabilities Law, the New York Nondiscrimination Against
            Genetic Disorders Law, the Equal Pay Act and the New York Equal Pay Law;

     (iv) any and all Claims under any federal or state statute relating to Executive benefits, including but not limited to the Executive Retirement Income Security Act of 1974;


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


     (v) any and all Claims in tort (including but not limited to any Claims for misrepresentation, defamation, interference with contract or prospective economic advantage, intentional infliction of emotional distress and negligence);

     (vi) any and all Claims for additional compensation or damages of any kind;

     (vii)  any and all Claims for retaliation or retaliatory discharge; and

     (viii) any and all Claims for attorney's fees and costs.

c. This General Release extends to all of the aforementioned Claims and potential Claims which arose on or before the date of this Agreement, including pre- and post-employment causes of action, whether now known or unknown, suspected or unsuspected, matured or unmatured, and this constitutes an essential term of this Agreement. This General Release does not extend to claims which arise after the Effective Date.

d. Notwithstanding anything to the contrary contained herein, this General Release shall not affect Executive's right to indemnification from the Company pursuant to the Company's Certificate of Incorporation and By-laws.

     8.  Release By Company.
         ------------------ For good and valuable consideration, receipt of which is hereby acknowledged, the Company, on behalf of itself, its officers, directors and employees, and shareholders and its direct and indirect parents, subsidiaries, affiliates, and related companies (the "CIS RELEASORS") hereby releases, discharges, and covenants not to sue the Executive, and each and all of his respective past, present or future partners, employees, directors, officers, shareholders, attorneys, representatives, receivers, insurers, agents, successors, and assigns (individually and collectively the "CIS RELEASEES"), from and with respect to any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, wages, obligations, debts, expenses, attorneys' fees, damages, judgments, orders, and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which any of the CIS RELEASORS now owns or holds or has at any time heretofore owned or held as against the CIS RELEASEES, or any of them. This release is intended to include all possible legal theories, including but not limited to any claim for any intentional or unintentional tort; fraud or misrepresentation; the violation of any express or implied contract or any public policy; the violation of any common law or any federal, state or local law including but not limited to federal or state securities law; or any claim for defamation; intentional infliction of emotional distress; injury to reputation; breach of fiduciary duty; or any other claim for damages or compensation of any kind.

     9.  Voluntary; Revocation Rights.
         ----------------------------   Notwithstanding  any  other provision of
this Agreement to the contrary:

     (a) Executive agrees that this Agreement constitutes a knowing and voluntary waiver of all rights or claims Executive may have against the Releasees, or any of them, including, but not limited to, all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA.


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


     (b) The Company and Executive agree that this Agreement will not affect the rights and responsibilities of the U.S. Equal Employment Opportunity Commission (the "EEOC") to enforce the ADEA and other laws, and further agree that this Agreement will not be used to justify interfering with Executive's protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC. The Company and Executive further agrees that Executive knowingly and voluntarily waives all rights or claims (that arose prior to Executive's execution of this Agreement) Executive may have against the Releasees, or any of them, to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, and attorneys' and experts' fees) as a consequence of any charge filed with the EEOC, and of any litigation concerning any facts alleged in any such charge.

     (c) The Company and Executive agree that, for a period of seven (7) days following the execution of this Agreement, Executive has the right to revoke the provisions of this Agreement other than his resignation by giving notice in writing of such revocation to the Company. The Company and Executive further agree that this Agreement will not become effective or enforceable (other than the resignation provision) until the eighth (8th) day after the execution of this Agreement; and that in the event Executive revokes this Agreement prior to the eighth
          (8th) day after the execution of this Agreement, this Agreement, and the promises contained in this Agreement, (other than the resignation provision) will automatically be deemed null and void.

     (d) THE COMPANY HEREBY ADVISES AND URGES EXECUTIVE IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. EXECUTIVE REPRESENTS AND WARRANTS THAT THE COMPANY HAS ADVISED AND URGED EXECUTIVE IN WRITING, AS SPECIFICALLY STATED IN THIS WRITTEN AGREEMENT, TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. EXECUTIVE FURTHER REPRESENTS AND WARRANTS THAT THE COMPANY GAVE EXECUTIVE A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER THIS AGREEMENT BEFORE EXECUTING THIS AGREEMENT.

     (e) Executive's acceptance of any of the monies paid by and other consideration from the Company, at any time more than seven (7) days after the execution of this Agreement will constitute an admission by Executive that Executive did not revoke this Agreement during the revocation period of seven (7) days; and will further constitute an admission by Executive that this Agreement has become effective and enforceable.

     (f) If Executive executed this Agreement at any time prior to the end of at least twenty-one (21) day period that the Company gave Executive in which to consider this Agreement, such early execution was a knowing and voluntary waiver of Executive's right to consider this Agreement for at least twenty-one (21) days, and was due to Executive's belief that Executive had ample time in which to consider and understand this Agreement, and in which to review this Agreement with an attorney.


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


     10. No Admissions.
         ------------- It is understood and agreed that neither the execution of this Agreement by the Company, nor the terms of this Agreement, nor any payment made pursuant to this Agreement constitutes an admission of liability by the Company to Executive, inasmuch as the Company expressly denies any such liability. It is further understood and agreed that no person or entity shall use this Agreement, or the consideration received pursuant hereto, as evidence of any admission of liability, as the Company expressly denies any liability. This Agreement constitutes an offer of valuable consideration to compromise a disputed claim. In the event this Agreement does not become effective and enforceable, it is understood and agreed that it will not be admissible into evidence, for any purpose whatsoever, in any administrative proceeding, trial or appeal, irrespective of the forum.

     11. Time to Review.
         --------------   Executive  represents and acknowledges  that Executive
had ample opportunity to review and comment on this Agreement.

     12. Jurisdiction and Venue.
         ---------------------- The Company and Executive agree that any suit, action or proceeding based on, arising out of or relating to this Agreement, or the breach of this Agreement, shall be brought exclusively in the United States District Court for the Southern District of New York, or the Supreme Court of the State of New York, New York County; and not in or before any other court, agency or other tribunal. Executive hereby irrevocably consents to the exercise of personal jurisdiction over Executive by the respective foregoing forum courts, agrees that venue shall be proper in such forum courts, and irrevocably waives and releases any and all defenses based on lack of personal jurisdiction, improper venue and/or forum non conveniens. Executive further waives any right Executive may have to a jury trial in any suit, action or proceeding based on, arising out of, or relating to this Agreement, or any breach of this Agreement.

     13. Invalidity.
         ---------- In the event that any provision contained in this Agreement, as between these parties, shall be determined to be invalid, illegal or unenforceable in any respect for any reason, by a final order of a court of competent jurisdiction, the validity, legality and enforceability of any such provision in every other respect, and the remaining provisions of this Agreement, shall not be in any way impaired. Notwithstanding the foregoing, if any such provision determined to be invalid, illegal or unenforceable may be valid, legal or enforceable by modification thereof, then the court may make such modification as may be necessary to make such provision valid, legal or enforceable.

     PLEASE READ CAREFULLY.  THIS AGREEMENT HAS IMPORTANT LEGAL CONSEQUENCES.

     14. Dispute Resolution.
         ------------------

         (a) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration before a single arbitrator in New York, New York in accordance with the rules of the American Arbitration Association then in effect. The Company shall pay all costs (including Executive's reasonable legal fees) arising out of or relating to such proceeding regardless of the outcome. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to specific performance of his right to be paid pursuant to the terms hereof during the pendency of any dispute or controversy arising under or in connection with this Agreement.


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


         (b) In addition to any rights that Executive may have as an officer and director of the Company under the Company's certificate of incorporation or under any directors and officers liability insurance policy maintained by the Company, (i) the Company shall indemnify the Executive and hold him harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by him, or in the course of performing services hereunder, within the scope of his consulting hereunder, (ii) the Company shall bear, or reimburse the Executive for, all legal fees incurred by him in connection with entering into this Agreement, and shall pay all legal fees and other fees and expenses which the Executive may incur with respect to claims arising under or in connection with this Agreement, whether the Company or the Executive initiates an action with respect to this Agreement (regardless of the outcome thereof) and Executive shall not be obligated to return any such amounts regardless of the outcome of such proceeding and (iii) in the event any suit, claim, action or investigation shall be brought by any person or entity (including without limitation, the Company) against Executive in connection with this Agreement the Company shall pay and advance to the Executive (on a monthly basis), upon his request therefor, all his costs and expenses of defending against such suit, claim, action or investigation, including all attorneys' fees and expenses.

         (c) THE EXECUTIVE SHALL NOT BE LIABLE TO THE COMPANY FOR, AND THE COMPANY HEREBY WAIVES ANY RIGHT TO CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES ON ACCOUNT OF ANY BREACH OR TERMINATION OF THIS AGREEMENT OR ACCOUNT OF ANY OTHER ACTION OR OMISSION OF EXECUTIVE. IN THE EVENT AN ACTION IS BROUGHT BY EITHER PARTY TO ENFORCE THIS AGREEMENT, THE COMPANY SHALL PAY ALL OF THE ATTORNEYS' FEES AND OTHER EXPENSES INCURRED BY THE EXECUTIVE IN THE LITIGATION, IRRESPECTIVE OF THE OUTCOME OF SUCH LITIGATION.

     15. Binding Effect; Assignment.
         -------------------------- Except as hereinafter set forth, this Agreement shall be binding upon and inure to the benefit of the Executive and the Company and their respective permitted successors and assigns. Neither this Agreement nor any of the rights or benefits hereunder may be assigned by the Executive. In the event the Company merges or consolidates with or into any other corporation or sells or otherwise transfers substantially all of its assets to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation surviving or resulting from the merger or consolidation or to which such assets are sold or transferred.

     16. Notices and Demands.
         ------------------- All notices, demands and communications provided for in this Agreement or made under this Agreement shall be in writing and deemed given when actually delivered personally, by facsimile, by overnight courier, or by registered or certified mail, return receipt requested, with postage prepaid, addressed in each case as follows:

         (a) To the Company:

             Continental Information Systems Corporation
             7 Mikve Israel
             Box 36351, Tel Aviv 61362 Israel
             Attention:  Chief Executive Officer


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


         (b) To the Executive:

             Mr. Jonah Meer
             1488 East 27th Street
             Brooklyn, NY 11210
             Fax No.  508-629-0074

or such other address or fax number as may, after the date of this Agreement, be designated by the Executive or the Company by notice given to the other party as the address to which communications under this Agreement shall thereafter be delivered or mailed.

     Notices, demands and communications shall be deemed to have been given or made (a) on the date delivered, if delivered personally or by facsimile; (b) on the next business day, if delivered by overnight courier, or (c) three (3) business days after being sent, if sent by registered or certified mail, return receipt requested.

     17. Governing Law.
         ------------- This agreement has been executed and delivered in the State of New York and its validity, interpretation, performance and enforcement shall be governed by the laws of said State without regard to principles of conflict of laws.

     18. Entire Agreement; Amendment; Waivers.
         ------------------------------------   This   Agreement,  contains  the
entire agreement between the parties relating to the subject matter hereof and supersedes any prior or other understandings, agreements or representations relating thereto. This Agreement may not be amended, modified or supplemented except by an agreement in writing signed by the parties hereto. Waiver by any party or any breach of this Agreement shall not operate or be construed as a continuing waiver or as a waiver of any subsequent breach.

     19. Severability.
         ------------ The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     20. Headings; Construction.
         ---------------------- The section and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement. Whenever required by the context, references to the singular shall include the plural, and the masculine gender shall include the feminine gender.

     21. ACKNOWLEDGMENT BY EXECUTIVE.
         --------------------------- EXECUTIVE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT; THAT EXECUTIVE FULLY UNDERSTANDS THIS AGREEMENT'S TERMS, CONDITIONS, AND SIGNIFICANCE; THAT EXECUTIVE HAS HAD AMPLE TIME TO CONSIDER AND NEGOTIATE THIS AGREEMENT; THAT THE COMPANY HAS ADVISED AND URGED EXECUTIVE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT EXECUTIVE HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY; AND THAT EXECUTIVE HAS EXECUTED THIS AGREEMENT VOLUNTARILY, KNOWINGLY, AND WITH SUCH ADVISE OF ANY ATTORNEY AS EXECUTIVE SAW FIT.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of the date first above written.

                                           CONTINENTAL INFORMATION SYSTEMS
                                           CORPORATION


                                           By:    /s/ Guy Zahavi
                                                  ------------------------------

                                           Name:  Guy Zahavi
                                                  ------------------------------

                                           Title: Chief Executive Officer
                                                  ------------------------------


                                            EXECUTIVE


                                            By:    /s/ Jonah Meer
                                                   -----------------------------

                                            Name:  Jonah Meer
                                                   -----------------------------


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